EXHIBIT 24

POWER OF ATTORNEY
KNOWN BY ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Regions Financial Corporation, a Delaware corporation (the “Company”), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Fournier J. Gale, III and/or Hope D. Mehlman and either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:
To enable the Company to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned in the capacity of Director of the Company to the 2017 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2017 Annual Report, including any amendments or supplements thereto and granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 8th day of February, 2018.

/s/ Carolyn H. Byrd Carolyn H. Byrd	/s/ Susan W. Matlock Susan W. Matlock
/s/ David J. Cooper, Sr. David J. Cooper, Sr.	/s/ John E. Maupin, Jr. John E. Maupin, Jr.
/s/ Don DeFosset Don DeFosset	/s/ Charles D. McCrary Charles D. McCrary
/s/ Samuel A. Di Piazza, Jr. Samuel A. Di Piazza, Jr.	/s/ James T. Prokopanko James T. Prokopanko
/s/ Eric C. Fast Eric C. Fast	/s/ Lee J. Styslinger III Lee J. Styslinger III
/s/ John D. Johns John D. Johns	/s/ José S. Suquet José S. Suquet
/s/ Ruth Ann Marshall Ruth Ann Marshall